                                  EXHIBIT 11.1


                           SUNGARD DATA SYSTEMS INC.
              STATEMENT RE COMPUTATION OF PER SHARE EARNINGS/(1)/
                    (in thousands, except per share amounts)

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

                                                                      Year Ended December 31,
                                                            ------------------------------------------
                                                             1996               1995             1994
                                                            -------            ------           ------
PRIMARY:

  Average common shares outstanding ......................   42,088            38,812           37,670

  Dilutive stock options, net
     of treasury shares ..................................      920               824              828
                                                             ------           -------          -------

  Adjusted common shares outstanding .....................   43,008            39,636           38,498
                                                             ======           =======          =======

  Net income .............................................  $34,901           $48,672          $43,087
                                                            =======           =======          =======

  Net income per common share ............................  $  0.81           $  1.23          $  1.12
                                                            =======           =======          =======

FULLY DILUTED:

  Average common shares outstanding ......................   42,088            38,812           37,670

  Dilutive stock options, net
     of treasury shares ..................................      973               856              832
                                                             ------           -------          -------

  Adjusted common shares outstanding .....................   43,061            39,668           38,502
                                                             ======           =======          =======

  Net income .............................................   34,901           $48,672          $43,087
                                                             ======           =======          =======


  Net income per common share ............................  $  0.81           $  1.23          $  1.12
                                                            =======           =======          =======

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(1)  All shares and per share amounts have been adjusted for a July 1995 two-for-one stock split.